                                                                   EXHIBIT 10.10

                     PCL DEVELOPMENT AND LICENSE AGREEMENT


This PCL Development and License Agreement ("Agreement") is made by and between PEERLESS SYSTEMS CORPORATION, a California corporation with its principal place of business located at 2381 Rosecrans Avenue, El Segundo, California 90245 ("Peerless"), and ADOBE SYSTEMS INCORPORATED, a California corporation with its principal place of business located at 1585 Charleston Road, Mountain View, California 94039 ("Adobe"). This Agreement is effective as of June 14, 1993 (the "Effective Date").

                                    RECITALS

A. Peerless is in the business of developing and/or sublicensing proprietary computer software programs and products.

B. Adobe desires to obtain from Peerless, and Peerless desires to grant Adobe, a license to distribute and to sublicense certain of Peerless' computer software programs.

                                   AGREEMENT

1.     DEFINITIONS.
       -----------

      1.1 "Adobe Intermediary" shall mean any third party authorized by Adobe or any sublicensee hereunder to grant licenses with respect to the Licensed Object Code or Object Derivative to third parties other than End Users.

      1.2 "Adobe Object Licensee" shall mean any third party that acquires from Adobe or an Adobe Intermediary a license to distribute some or all of the Licensed Object Code or Object Derivative to End Users.

      1.3 "Adobe PCL5E" shall mean the Adobe PostScript Version 2015 based PCL5E described in Exhibit A (PostScript 2015 Based PCL5E Specifications).
                   ---------

      1.4 "Adobe Printer Environment" shall mean (i) a printer operating environment developed by Adobe that is wed by one or more Page Description Languages or (ii) a PostScript language interpreter.

      1.5 "Adobe Products" shall mean any products, including without limitation hardware products or software packages, which are (i) marketed under Adobe's own name and trademarks or (ii) manufactured by or for Adobe.

      1.6 "Adobe Source Licensee" shall mean any third party that acquires from Adobe a sublicense to use some or all of the Licensed Source Materials pursuant to Section 2.1(iv) hereof.
            ---------------

      1.7 "Adobe Sub-licensee" shall mean any Adobe Intermediary, Adobe Object Licensee or Adobe Source Licensee.

      1.8 "Acceptance Date" with respect to the Licensed Software shall mean the earliest to occur of (i) acceptance of the Licensed Software pursuant to the terms of Section 4 (Acceptance); or (ii) the date Adobe first commercially ships
         ---------
a revenue bearing release of Licensed Object Code or an Object Derivative, which has met Adobe's quality assurance testing.

      1.9 "Authorized Independent Contractor" shall mean an independent contractor engaged by Adobe to provide services to Adobe provided such independent contractor has executed a written agreement in substantially the form attached hereto as Exhibit B (Independent Contractor Agreement).
                        ---------

      1.10 "Development Schedule" shall mean the milestone schedule, attached to this Agreement as Exhibit C (Development Schedule), for the performance of
                     ---------
the parties' development obligations with respect to the Adobe PCL5E.

      1.11 "End User" shall mean a customer who acquires the Licensed Object Code or Object Derivatives for its ordinary and customary business purposes and not for further distribution.

      1.12 "Enhancements" shall mean any modifications, updates, enhancements and changes to, and any new versions of, the Hewlett-Packard PCL, other than Generation Changes or PCL Color Products, that Hewlett-Packard has implemented in a printer that is commercially available and that are either documented in generally available Hewlett-Packard documentation or, if undocumented, are verified by standard industry test suites and are used in one or more applications that generate data for a commercially available Hewlett-Packard printer.

      1.13 "Generation Changes" shall mean any modifications, updates, enhancements and changes to, and any new versions of, the Hewlett-Packard PCL, other than PCL Color Products, that Hewlett-Packard identifies with a new release or version name, and shall only include such modifications, updates, enhancements and changes or new versions that Hewlett-Packard has implemented in a printer that is commercially available and that are either documented in generally available Hewlett-Packard documentation or, if undocumented, are verified by standard industry test suites and are used in one or more applications that generate data for a commercially available Hewlett-Packard printer. By way of example, PCL5 and PCL5E are each Generation Changes, while the changes to PCL5 required to operate with the HP Laser Jet IlIP and lIlsi are Enhancements.

      1.14 "Genoa Test Suite(s)" shall mean the software test programs known as HP LaserJet IV ATS and HP Laser Jet W (PCL5E) CET and ATS, developed and licensed by Genoa Technology, Inc., that are intended to test software emulators of the same specification as Adobe PCL5E.

      1.15 "Licensed Software" shall mean (i) Adobe PCL5E, (ii) any PCL computer programs developed subsequent to the Effective Date by Peerless to implement Enhancements, Generation Changes or PCL Color Products (all such versions are hereinafter referred to as "New PCL Products"), and (iii) any changes, alterations, corrections or enhancements to the Licensed Software supplied by Peerless to Adobe pursuant to the terms of this Agreement. As used herein, unless the context otherwise requires, Licensed Software shall include the source code, object code and related documentation.

      1.16 "Licensed Object Code" shall mean machine-readable object code for the Licensed Software.

      1.17 "Licensed Software Derivative" shall mean any derivative work of the Licensed Software (as defined in the U.S. Copyright Act) and any work that is based upon, derives from, or incorporates all or any portion of the Licensed Software, including modified and enhanced versions thereof, whether created by Peerless, Adobe or any Adobe Source Licensee.

      1.18 "Licensed Source Materials" shall mean the source code listing and all other delivered items embodying the source code (in whole or in part) for the Licensed Software.

      1.19 "New PCL Release" shall mean a release of a New PCL Product which contains substantial or material Enhancements or that is a Generation Change or a PCL Color Product.

      1.20 "Object Derivative" shall mean machine-readable object code for any Licensed Software Derivative.

      1.21 "PeerlessPage" shall mean the proprietary software operating system program owned and licensed by Peerless.

      1.22 "Peerless Test Suite(s)" shall mean the software test programs developed by Peerless, if any, that are intended to test Adobe PCL5E.

      1.23 "PCL Color Products" shall mean any modifications, updates, enhancements and changes to, and any new versions of, the Hewlett-Packard PCL that permit the Hewlett-Packard PCL to operate with color printers, and shall only include such modifications, updates, enhancements and changes or new versions that Hewlett-Packard has implemented in a printer that is commercially available and that are either documented in generally available Hewlett-Packard documentation or, if undocumented, are verified by standard industry test suites and are used in one or more applications that generate data for a commercially available Hewlett-Packard printer

      1.24 "Test Suites" shall mean the Genoa Test Suites and the Peerless Test Suites.

2.     Grant of Licenses.
       -----------------

      2.1 Peerless hereby grants to Adobe a non-exclusive, world-wide license:

               (i) To reproduce and use for internal development purposes the Licensed Source Materials (but limited by the access and confidentiality provisions of Section 7 (Ownership, Title, and Proprietary Rights)).
              ---------

               (ii) To reproduce, use, distribute and sublicense the Licensed Object Code (other than for use in the Adobe Printer Environment), either directly or through one or more Adobe Intermediaries, solely to Adobe Object Licensees and End Users.

               (iii) To authorize Adobe Intermediaries to sublicense all of the rights granted to Adobe in the Licensed Object Code (other than for use in the Adobe Printer Environment) in accordance with Subsection 2.1 (ii) above.
                                                  ------------------

               (iv)   Subject to Section 2.3 and Section 2.4 below, to
                                 -----------     -----------
sublicense the Licensed Source Materials solely to Adobe Source Licensees for use for internal development purposes by such Adobe Source Licensees.

      2.2    Peerless hereby grants to Adobe an exclusive, world-wide license:

               (i) To reproduce, use, distribute and sublicense the Licensed Object Code for use in the Adobe Printer Environment, either directly or through one or more Adobe Intermediaries, solely to Adobe Object Licensees and End Users.

               (ii) To authorize Adobe Intermediaries to sublicense all of the rights granted to Adobe in the Licensed Object Code for use in the Adobe Printer Environment in accordance with subsection 2.2(i) above.
                               ----------------

      2.3 This license includes the right of Adobe to create Licensed Software Derivatives and to reproduce, use, distribute and sublicense the machine-executable form of any such Licensed Software Derivatives and the right of Adobe to authorize Adobe Source Licensees to create Licensed Software Derivatives and to reproduce, use, distribute and sublicense the machine-executable form of the Licensed Software and any such Licensed Software Derivatives, provided, however, that:

               (i) all Licensed Software Derivatives shall be distributed only in the form of Object Derivatives and only as permitted in Section 2.1 and
                                                                -----------
Section 2.2 with respect to the Licensed Object Code; and
- -----------

               (ii) all copies of such Object Derivatives shall be subject to the payment obligations of Section 8 (Payments) hereof .
                           ---------

      2.4 Adobe shall have the right to sublicense the Licensed Source Materials and the source code for any Licensed Software Derivatives to an Adobe Source Licensee (with no further rights granted to such Adobe Source Licensee to sublicense), provided that such Adobe Source Licensee also has a license to Adobe Printer Environment source code or support source code, such Adobe Source Licensee agrees to use the Licensed Source Materials solely to create Object Derivatives for use in the Adobe Printer Environment, Adobe pays Peerless the fee specified in Section 8
                                                                    ---------
(Payments) and Adobe enters into a license agreement with such Adobe Source Licensee containing the minimum terms and conditions set forth in Exhibit D
                                                                  ---------
(Minimum Terms of Source Sub-license). Adobe agrees that it will only sublicense the Licensed Source Materials or the source code for any Licensed Software Derivatives to (i) entities who distribute page description software bundled with a printer engine, (ii) licensees of Adobe's Configurable PostScript Interpreter (CPSI) who ship CPSI with output devices and (iii) other parties if Adobe has obtained the prior written approval of Peerless to sublicense to such other parties, which approval will not be unreasonably withheld. Peerless shall have the right to withhold such approval if the proposed sublicensee is a direct competitor of Peerless and offers products and services similar to the products and services of Peerless.

      2.5 Adobe shall have the right to sublicense reproduction of the Licensed Object Code or Object Derivatives to an Adobe Sub-licensee, provided Adobe enters into a license agreement with such Sub-licensee containing the minimum terms and conditions set forth in Exhibit E (Minimum Terms of Object
                                          ---------
Reproduction Sub-license).

      2.6 In the event Adobe or any Adobe Sub-Licensee distributes the Licensed Object Code or Object Derivative on magnetic or optical media rather than silicon chip(s) media, Adobe will take reasonable steps to ensure that each such copy of the Licensed Object or Object Derivatives distributed by Adobe or any Adobe Sub-Licensee is accompanied by a copy of an End User Agreement containing the minimum terms and conditions set forth in Exhibit F (Minimum
                                                         ---------
Terms and Conditions of End-User License) hereto. The End User Agreement may be a written agreement signed by the customer or a written agreement in the package containing the Licensed Object or Object Derivatives or the end user documentation therefor that the customer accepts by opening the package.

      2.7 In the event that Adobe corrects Identified Non-Conformities pursuant to Section 4 (Acceptance), Adobe grants to Peerless a non-exclusive,
            ---------
perpetual, worldwide license:

               (i) To reproduce and use for internal development purposes the source code for such corrections (provided that Peerless limits access to and maintains the confidentiality of this source code to the same extent as it does for its own source code).

               (ii) To reproduce, use, distribute and sublicense the object code for such corrections.

               (iii) To authorize third parties to sublicense all of the rights granted to Peerless in accordance with subsection 2.7 (ii) above.
                                       ------------------

               (iv) To sublicense the source code for such corrections to third parties solely for internal development purposes by such third parties, provided that such third parties have also licensed Peerless PCL source code from Peerless or a Peerless authorized sublicensee and have agreed to limit access to and maintain the confidentiality of the source code for such corrections to the same extent as for the Peerless PCL source code.


3.     Development.
       -----------

      3.1    Adobe PCL5E.
             -----------

               (i)    Development Responsibilities. The Development Schedule
                      ----------------------------
sets forth the responsibilities of the parties with respect to the development of Adobe PCL5E. Development tasks are shown in the column entitled "Task." The party or parties responsible for a particular task are shown in the same row as that task under the column entitled "Responsibility." The date upon which a particular task is to be completed is shown in the same row as that task under the column entitled "Date." Each party agrees to complete the tasks for which it is responsible as shown on the Development Schedule and to provide any deliverables in connection with those tasks on the relevant dates set forth on the Development Schedule. The parties agree that any delay by a party in completing a task upon which tasks of the other party are contingent will extend the completion date for such other tasks on a one-for-one basis for each day of delay (contingency of tasks is indicated in the Development Schedule by defining the date upon which the contingent task is to be completed as the completion of a prior milestone plus some number of days).

               (ii)   Design Review. Upon delivery by Peerless to Adobe of the
                      -------------
specifications for Adobe PCL5E under milestone 6 of the Development Schedule, Peerless and Adobe shall commence a joint design review of such specifications and shall use their best efforts to reach mutual agreement upon the final form of such specifications within fifteen (15) days after such delivery. If the parties are unable to reach mutual agreement within such period, they shall continue to use best efforts to reach mutual agreement upon the final form of such specifications until they have reached such mutual agreement and any completion dates in the Development Schedule contingent on completion of the design review milestone will be extended on a one-for-one basis for each day of delay in completion of the design review milestone beyond such fifteen (15) day period.

               (iii)  Specification Changes. The final specifications for Adobe
                      ---------------------
PCL5E as determined by the design review process under milestone 6 of the Development Schedule may not be changed without the prior approval of both parties, which approval will not be unreasonably withheld.

      3.2    Other Licensed Software.
             -----------------------

               (i)    Parallel Implementations. In the event that Peerless
                      ------------------------
undertakes the development of New PCL Products subsequent to the Effective Date, Peerless will concurrently develop parallel implementations of each such New PCL Product in the then-current Adobe printer operating environment (which currently is Version 2015 and which in the future will consist of successors to Version 2015) and the PeerlessPage environment; provided, however, that (x) prior to commencing development of the Adobe implementation, Peerless shall notify Adobe of its intention to do so and shall not proceed to develop the Adobe implementation if Peerless is notified by Adobe within ten (10) business days after Adobe's receipt of such notice that Adobe waives Peerless' obligation to develop that implementation, and (y) the obligation under this Section 3.2(i) will terminate if, commencing in the sixth
                      --------------
(6th) year after the Effective Date, Adobe has paid to Peerless under this Agreement less than [*] (including royalties, source code access fees, support fees or any other amounts and without taking into account any recoupment or offset) during the year ending with the calendar quarter immediately preceding the calendar quarter in which Peerless commences the development of each New PCL Product. Peerless will use a hardware/development platform chosen by Adobe for the Adobe implementation, provided that this platform must be based upon a microprocessor acceptable to Peerless. Peerless will deliver such implementation to Adobe as follows:

                        (a) If the New PCL Product does not require changes to the then-current Adobe printer operating environment, Peerless will deliver to Adobe (i) an engineering (alpha) release of the product in the then-current Adobe printer operating environment within thirty (30) days of the delivery of the PeerlessPage version to Peerless QA, (ii) a pre-production (beta) release of the product in the then-current Adobe printer operating environment within thirty (30) days of Peerless' first pre-production release, and (iii) a final release of the product in the then-current Adobe printer operating environment within thirty (30) days of the completion of the final release of the Peerless product.

                        (b) If the New PCL Product requires changes to the then-current Adobe printer operating environment, Peerless will concurrently determine what changes need to be made to both the then-current Adobe printer operating environment and the PeerlessPage environment, and will promptly notify Adobe of the required changes and the PeerlessPage based internal development schedule. If Adobe delivers to Peerless a functioning then-current Adobe printer operating environment, modified based upon the changes identified by Peerless, at or prior to the time that Peerless completes the necessary modifications to the PeerlessPage environment, Peerless will comply with the delivery schedule set forth in Section 3.2(i)(a). Delay in Adobe's delivery of the functioning
             -----------------
modified environment will extend Peerless' delivery schedule on a one-for-one basis for each day of delay.

               (ii) Withholding Royalty Payments. In the event that Peerless fails to meet its obligations under Section 3.2(i), Adobe shall be entitled to
                                    --------------
either (a) withhold payment of all royalties due to Peerless under this Agreement until such time as Peerless makes the agreed upon deliveries, at which time Adobe will bring Peerless current as to all unpaid royalties, or, (b) after Adobe has given written notice to Peerless of such failure and Peerless has not cured such failure within five (5) business days after receipt of such notice, to treat Peerless' failure as a withdrawal under Section 3.2(iii), to use the
                                                 ----------------
Licensed Source Materials to undertake development of the Adobe implementation of the New PCL Product and to pay royalties to Peerless for such implementation in accordance with Section 8.2(i) (as if such implementation was Adobe Enhanced
                   -------------
PCL for purposes of Section 8.2).
                    ------------

                      [*Confidential Treatment Requested]

               (iii)  Generation Changes. In the event that Peerless withdraws
                      ------------------
from developing Licensed Software that implements Generation Changes, for any reason, Adobe shall be entitled to use the Licensed Source Materials to create software implementing such Generation Changes (the "Adobe Enhanced PCL"). Any revenue bearing Adobe Enhanced PCL shipped within eighteen (18) months after Peerless' withdrawal shall bear reduced royalties in accordance with Section 8
                                                                     ---------
(Payments). For purposes of this Agreement Peerless shall be deemed to have withdrawn from developing Licensed Software implementing Generation Changes if, within thirty (30) days after Peerless receives the Hewlett-Packard documentation for such Generation Changes, Peerless does not commit to Adobe that Peerless will develop Licensed Software that implements those Generation Changes. If Peerless has committed to Adobe that Peerless will develop Licensed Software that implements Generation Changes, Peerless will provide Adobe with a good faith estimate of the schedule for such development within ninety (90) days after Peerless receives the Hewlett-Packard documentation for such Generation Changes.

               (iv)   Enhancements. Adobe shall have the right to request that
                      ------------
Peerless provide it with Licensed Software implementing Enhancements at any time and from time to time during the term of this Agreement, and Peerless shall have thirty (30) days to accept or reject such request and to negotiate a mutually agreeable schedule within which to provide such Enhancements. Should Peerless indicate to Adobe that Peerless is unwilling or unable to deliver such Enhancements to Adobe in accordance with a mutually agreeable schedule, then Adobe shall have the right to use the Licensed Source Materials to create software implementing such Enhancements itself and to pay to Peerless reduced royalties in accordance with Section 8 (Payments).
                             ---------

      3.3    PCL Color Products. Adobe shall have the right to request that
             ------------------
Peerless provide it with software implementing PCL Color Products at any time and from time to time during the term of this Agreement, and Peerless shall have sixty (60) days to accept or reject such request and to negotiate a mutually agreeable schedule within which to provide such software. Along with its request, Adobe shall provide Peerless with a good faith estimate, and the basis for this estimate, of the number of units of software implementing the particular PCL Color Product that Adobe believes it will ship during the first two (2) years such software is available to Adobe. It is Adobe's intent that it will not make such formal request without having at least one potential or existing customer who has expressed a verbal intention to develop a PCL Color Product. If at any time thereafter Adobe does not have at least one (1) potential or existing customer who has expressed a verbal intention to develop a PCL Color Product, Adobe agrees to relieve Peerless of its obligation to develop the PCL Color Product until such time as Adobe provides Peerless with another formal request pursuant to this section. Should Peerless indicate to Adobe that Peerless is unwilling or unable to deliver such software to Adobe in accordance with a mutually agreeable schedule, then Adobe shall have the right to use the Licensed Source Materials to create software implementing such PCL Color Products itself (the 'Adobe Enhanced Color PCL") and to pay to Peerless reduced royalties in accordance with Section 8 (Payments).
                             ---------

4.     Acceptance.
       ----------

      4.1 Upon completion of a final production version of Adobe PCL5E that operates in accordance with the specifications described in Exhibit A
                                                            ---------
(PostScript 2015 Based PCL5E Specifications) as determined by all Test Suites, Peerless shall deliver to Adobe such software and the additional deliverables described in Exhibit G (Other Deliverables).
             ---------

      4.2 Adobe shall have a period of forty-five (45) days following delivery of such software or any subsequent New PCL Release provided by Peerless pursuant to this Agreement (the "Acceptance Test Period") to conduct testing to verify that such software operates in accordance with the specifications described in Exhibit A PostScript 2015 Based PCL5E Specifications) (or mutually
             ---------
agreed upon specifications for any New PCL Releases). During the Acceptance Test Period, Adobe shall provide Peerless at least once per week a written report of any specification non-conformities identified by Adobe ("Weekly Non-Conformity Report"), and not later than the last day of the Acceptance Test Period, Adobe shall deliver to Peerless a comprehensive list of all specification non-conformities identified by Adobe during such period, with a suggested priority for correcting such specification non-conformities ("Comprehensive Non-Conformity Report").

      4.3 If, by the end of the Acceptance Test Period, Peerless has corrected all specification non-conformities identified by Adobe in the Comprehensive Non-Conformity Report (the "Identified Non-Conformities") and Adobe has confined the corrections, the software shall be deemed to have been accepted by Adobe as of the end of such period.

      4.4 If, by the end of the Acceptance Test Period, Peerless has not corrected all Identified Non-Conformities, Peerless shall have a period of seventy (70) days to correct all Identified Non-Conformities and to deliver a revised version of the software incorporating such corrections to Adobe. Adobe shall have a period of forty-five (45) days following delivery of such version (the "Correction Test Period") to conduct testing to verify that all Identified Non-Conformities have been corrected. During the Correction Test Period, Adobe shall provide Peerless at least once per week a written report of any Identified Non-Conformities that Adobe determines have not been corrected, and not later than the last day of the Correction Test Period, Adobe shall deliver to Peerless a comprehensive list of all Identified Non-Conformities that Adobe has determined have not been corrected, with a suggested priority for correcting such remaining Identified Non-Conformities ("Comprehensive Correction Test Report").

      4.5 If at the end of the Correction Test Period, there are still Identified Non-Conformities that have not been corrected by Peerless, Adobe may elect either to give Peerless additional time to correct some or all of the Identified Non-Conformities or to use the Licensed Source Materials to itself undertake correction of some or all of the Identified Non-Conformities. Adobe shall notify Peerless of any remaining Identified Non-Conformities and of its election within ten (10) days after the end of the Correction Test Period. In the event Adobe elects to use the Licensed Source Materials to itself undertake correction of such Identified Non-Conformities, Adobe shall be compensated by Peerless in accordance with Section 8 (Payments).
                            ---------

      4.6    If Adobe does not notify Peerless pursuant to Section 4.5 within
                                                           -----------
ten (10) days after the end of the Correction Test Period, the software shall be deemed to have been accepted by Adobe as of the end of the Correction Test Period.

      4.7 Adobe and Peerless acknowledge that they will use the Genoa Test Suites to test Adobe PCL5E and that they are likely to use test suites developed and licensed by Genoa Technology, Inc. to test New PCL Releases. The Genoa Test Suites include and the future Genoa Technology, Inc. test suites are likely to include a Comprehensive Evaluation Test (CET). Adobe and Peerless acknowledge that the CET shall only be used to determine whether Adobe PCL5E or New PCL Releases operate in accordance with the relevant specifications in a mutually agreed to manner, which agreement will not be unreasonably withheld by either party.

5.     Training, Additional Services and Maintenance Support.
       -----------------------------------------------------

      5.1 Peerless shall provide Adobe with the following technical assistance in connection with the rights granted hereunder:

               (i) In connection with each delivery of licensed Software, Peerless shall provide mutually acceptable training for Adobe's technical personnel (up to a maximum of [*] individuals), at Peerless' chosen facilities. Peerless shall provide one (1) qualified Peerless employee at Peerless' expense to conduct such training.

               (ii) Upon Adobe's reasonable request from time to time, Peerless may provide other training services, at the rate of [*] entitled to attend such sessions. Such training shall be at a location and time mutually satisfactory to both parties. Adobe shall pay the reasonable travel, meal and lodging expenses incurred by Peerless' personnel in the course of such training if Peerless' personnel travel outside of the greater Los Angeles metropolitan area to provide such training obligations .

      5.2 Subject to payment of the annual fee specified in Section 8 (Payment), Peerless shall provide to Adobe during each one (1) year term of support coverage the following support services:

               (a) Extended warranty which provides Adobe with the same level of support provided to Adobe under the original warranty provisions, as described in Section 9 (Warranty); and
             ---------

               (b)    The right to receive corrections to the Licensed Software.

6.     License Fees and Payment.
       ------------------------

      6.1 In consideration of the licenses granted herein, Adobe shall pay Peerless as set forth in Exhibit H (Manner of Payment; Audit Rights).
                            ---------

                      [*Confidential Treatment Requested]

      6.2 Adobe shall pay any and all taxes and assessments, now existing or hereafter assessed, of any kind and/or nature, by whomever payable, including, without limitation, sales, use, and value added taxes, on or relating to the possession, ownership, license, purchase, sale or use of the Licensed Software by, to, or for Adobe; provided, however, that Peerless shall pay any and all taxes as may be assessed on its net income arising out of any payments made to Peerless under this Agreement.

7.     Ownership, Title, and Proprietary Rights.
       ----------------------------------------

      7.1 Adobe acknowledges that as between Peerless and Adobe, Peerless is the sole owner of any and all right, title, and interest in and to the Licensed Software and each and every embodiment thereof and all proprietary rights therein, including without limitation copyrights, patents and trade secrets. This sole right of ownership includes any and all modifications, corrections, updates, changes, improvements, derivatives, and enhancements to the Licensed Software as may be furnished by Peerless pursuant to this Agreement. Notwithstanding the foregoing, however, Adobe shall own all improvements, modifications, and/or enhancements to the Licensed Software made by it in its discretion, and Adobe or its Adobe Source Licensees shall own all improvements, modifications and/or enhancements to the Licensed Software made by Adobe or such Adobe Source Licensees, subject in all cases to Peerless' exclusive ownership of and rights in the underlying Licensed Software and copies thereof. All ownership of all parties will include ownership of related copyrights, patent rights, trade secrets, and proprietary and confidential information.

      7.2    Without limiting the provisions of Section 7.4 hereof, Adobe
                                                -----------
shall take the following specific precautions with respect to any and all Licensed Source Materials: (i) restrict access to the Licensed Source Materials only to Adobe's employees or Authorized Independent Contractors who require access thereto for a purpose authorized by this Agreement, (ii) clearly identify by written legend affixed thereto each medium which contains the Licensed Source Materials as containing confidential and proprietary property, (iii) limit the supply of such media to the minimum number reasonably necessary for use by Adobe, (iv) make it a condition of any such disclosure of the Licensed Source Materials to any employee or Authorized Independent Contractor that such employee or Authorized Independent Contractor agrees that he will hold the source materials and any part thereof in confidence and protect the proprietary rights of Peerless therein (and unless for good cause shown to Peerless before such disclosure, such condition shall be in writing signed respectively by the employee or Authorized Independent Contractor, which may be Adobe's standard non-disclosure form), and (v) take such other precautions as Adobe normally takes with its employees and Authorized Independent Contractors who handle Adobe's source code for comparable software. In addition to the foregoing obligations, Adobe will store or otherwise use on secure computer systems (as defined in Exhibit I (Secure Computer System) hereto) the Licensed Source
           ---------
Materials (and all copies thereof).

      7.3 Adobe shall cause to be reproduced in all copies of all or any portion of the Licensed Software, Peerless' copyright notice in the following form: "Copyright (C) 199__ Peerless Systems Corporation All Rights Reserved." From time to time, Peerless shall inform

Adobe of any change in such notices, including changes in the copyright date. Adobe shall display and require the Adobe Sub-licensees to display any such changes in the copyright date, and Adobe, at its option, shall display and require the Adobe Sub-licensees to display any other such changes in such notices.

      7.4    Due to the unique and proprietary nature of the Licensed
Software, Adobe acknowledges that there may be no adequate remedy at law for breach of Adobe's obligations under this Agreement. Upon any such breach, Peerless shall be entitled to seek appropriate injunctive relief against Adobe, in addition to whatever remedies at law Peerless may have.

      7.5 Except as provided herein, this Agreement gives neither party any rights in or to any product developed by, or the trade secrets, patents, copyrights, or proprietary rights of, the other party.

8.     Payments.
       --------

      8.1    Milestone Payments. Upon completion of each milestone shown on
             ------------------
the Development Schedule, Adobe shall pay to Peerless the amount shown on the Development Schedule for that milestone under the column entitled "Payment." Notwithstanding the foregoing sentence:

               (i) In the event that Adobe falls to deliver deliverables required by the Development Schedule on the date specified in the Development Schedule and Peerless, through no fault of its own, is unable to meet any milestone delivery dates which are specified as contingent on such deliverable as a result of such Adobe-caused delays (contingency of tasks is indicated in the Development Schedule by defining the date upon which the contingent task is to be completed as the completion of a prior milestone plus some number of days), Adobe is obligated to make the milestone payments to Peerless on the Target Dates specified in the Development Schedule; provided, however, that in no event shall Adobe be required to make the payments associated with milestones 13 and 14 shown on the Development Schedule until such milestone is actually met.

               (ii) In the event that Peerless fails to deliver deliverables required by the Development Schedule on the dates specified in the Development Schedule, other than as a result of a failure of Adobe to deliver deliverables required by the Development Schedule on the dates specified in the Development Schedule, Adobe shall be entitled to withhold all subsequent milestone payments until it receives the delayed deliverables.

      8.2    Object Royalties. Adobe shall pay Peerless for each copy of
             ----------------
Licensed Object or Object Derivative shipped or delivered by Adobe or any Adobe Sub-Licensee to an End User an amount equal to either [*]. Notwithstanding the foregoing sentence:

               (i) In the event that Adobe develops Adobe Enhanced PCL pursuant to Section 3.2(iii) and commercially ships revenue bearing copies of
            ----------------
such Adobe Enhanced PCL within the first eighteen (18) months after Peerless' withdrawal from development pursuant to Section
                                        -------

                      [*Confidential Treatment Requested]

3.2(iii). Adobe shall, for the fifteen (15)month period after first commercial
- --------
shipment of each such Adobe Enhanced PCL product, pay Peerless for each copy of Licensed Object or Object Derivative for such Adobe Enhanced PCL product shipped or delivered by Adobe or any Adobe Sub-Licensee an amount equal to either [*]. In the event that Peerless withdraws from development pursuant to Section
                                                                  -------
3.2(iii), Adobe shall owe Peerless no royalties for any copies of Licensed
- --------
Object or Object Derivative for any Adobe Enhanced PCL that is first commercially shipped by Adobe after the eighteen (18) month period following such withdrawal.

               (ii)   In the event that Adobe develops Enhancements pursuant to
Section 3.2(iv), Adobe shall pay Peerless for each copy of Licensed Object or Object Derivative shipped or delivered by Adobe or any Adobe Sub-Licensee to an End User that contains such Enhancements an amount equal to either [*].

               (iii) In the event that Peerless develops Licensed Software implementing PCL Color Products ("Peerless Color Products") and provides Adobe with the Adobe version of such Peerless Color Products pursuant to Section
                                                                   -------
3.2(i), Adobe shall pay Peerless for each copy of Licensed Object or Object
- ------
Derivative for such Peerless Color Products shipped or delivered by Adobe or any Adobe Sub-Licensee an amount equal to [*] of the Average Customer Price. The "Average Customer Price" shall be calculated as follows:

                        (a) The Average Customer Price shall be the weighted average percentage royalty payable to Peerless pursuant to all Peerless licenses for the first Peerless Color Product introduced by Peerless after the Effective Date that are entered into by Peerless not later than one year from the date Peerless first enters into such a license (not including this Agreement), or the first four such licenses for such Peerless Color Product, whichever first occurs.

                        (b) For purposes of calculating the Average Customer Price, the percentage royalty payable to Peerless pursuant to each license for the first Peerless Color Product shall be the royalty owed to Peerless under such license expressed as a percentage of the suggested retail price of the printer product with which the licensed Peerless Color Product is shipped.

                        (c) For purposes of calculating the Average Customer Price, the average percentage royalty payable to Peerless pursuant to the relevant licenses shall be weighted by the number of copies of the first Peerless Color Product that each licensee projects it will sell in the first year of its license with Peerless.

                        (d) By way of example only, suppose Peerless enters into three licenses for PCL5C not later than one year from the date Peerless first enters into such a license. In this example, Licensee 1 pays a royalty to Peerless of [*] of its suggested retail list price and projects sales during the first year of 100,000 units; Licensee 2 pays a royalty to Peerless of [*] of its suggested retail list price and projects sales during the first year of 50,000 units; and Licensee 3 pays a royalty to Peerless of [*] of its suggested retail list price and projects sales during the first year of 40,000 units. In this example, the Average Customer Price

                      [*Confidential Treatment Requested]
for purposes off this Agreement would be [*] of the suggested retail list price of printer products, and Adobe would pay [*] of this Average Customer Price, which is equal to [*] of the suggested retail list price of the printer products of Adobe or Adobe's licensees.

                        (e) Recognizing that Adobe and its licensees may initiate shipments of a Peerless Color Product before the Average Customer Price can be determined, the parties agree that until an Average Customer Price can be determined as set forth herein, Adobe shall pay Peerless an amount equal to [*] of the percentage royalty reflected on Peerless' then current standard price list for the first Peerless Color Product. As soon as an Average Customer Price has been determined, the amount payable by Adobe shall be adjusted retroactively to the Average Customer Price, with Adobe entitled to recoup overpayments on a dollar for dollar basis from future royalties payable to Peerless under this Agreement.

               (iv) In the event that Adobe develops Adobe Enhanced Color PCL pursuant to Section 3.3 and commercially ships revenue bearing copies of such
            -----------
Adobe Enhanced Color PCL within the first eighteen (18) months after Peerless rejects Adobe's request to Peerless to develop software implementing PCL Color Products pursuant to Section 3.3 or the sixty (60) day period referenced therein
                     -----------
expires without the parties having reached a mutually agreeable schedule within which Peerless will provide such software, Adobe shall, for the fifteen (15) month period after first commercial shipment of each such Adobe Enhanced Color PCL product, pay Peerless for each copy of Licensed Object or Object Derivative for such Adobe Enhanced Color PCL product shipped or delivered by Adobe or any Adobe Sub-Licensee an amount equal to either [*]. In the event that Adobe develops Adobe Enhanced Color PCL pursuant to Section 3.3 and commercially ships
                                              -----------
revenue bearing copies of such Adobe Enhanced Color PCL after the first eighteen
(18) months following Adobe's request to Peerless to develop software implementing PCL Color Products pursuant to Section 3.3. Adobe shall owe
                                            -----------
Peerless no royalties for any copies of Licensed Object or Object Derivative for any such Adobe Enhanced Color PCL.

               (v)    For the purpose of this Section 8.2, references to the
                                              -----------
"suggested retail price" of Adobe or an Adobe Sub-licensee shall mean Adobe's or the Adobe Sub-licensee's suggested retail price for sales made in the United States of America, notwithstanding that the actual retail sales for which royalties are owed to Peerless under this Section 8.2 occurred outside of the
                                          -----------
United States of America. Similarly, for the purpose of this Section 8.2,
                                                             -----------
references to the "net receipts" of an Adobe Sub-licensee shall mean, for royalty bearing products sold in the United States of America, the actual net receipts earned in connection with the sale of those products, and, for royalty bearing products sold outside of the United States of America, the net receipts that would have been earned if those products had been sold at the prices that the Adobe Sub-licensee was then selling the same products in the United States.

               (vi) In the event that Adobe has a royalty model in any of its agreements with any Adobe Sub-licensee other than a suggested retail price royalty model or a net receipts royalty model, Adobe and Peerless will mutually agree to the royalty owed to Peerless under this Agreement. It is the intention of the parties that such mutually agreed to royalty will yield a

                      [*Confidential Treatment Requested]
substantially similar economic result as the suggested retail price and the net receipts royalty models.

      8.3    Source Code Access Fees. In the event a copy of the Licensed
             -----------------------
Source Materials or any portion thereof is delivered by Adobe to any Adobe Source Licensee as permitted hereunder, Adobe shall pay to Peerless the following amounts:

               (i) if such delivery is the first such delivery of Licensed Source Material to a particular Adobe Source Licensee, Adobe shall pay to Peerless the sum of [*] by no later than the forty-fifth (45th) day following Adobe's delivery of the Licensed Source Materials to such Adobe Source Licensee.

               (ii) if such delivery is other than the first such delivery of Licensed Source Material to a particular Adobe Source Licensee and the Licensed Source Material delivered includes source code not previously delivered to the Adobe Source Licensee for Licensed Software implementing Generation Changes, Adobe shall pay to Peerless the sum of [*] by no later than the forty-fifth
(45th) day following Adobe's delivery of the Licensed Source Materials to such Adobe Source Licensee.

               (iii) If such delivery is other than the first such delivery of Licensed Source Material to a particular Adobe Source Licensee and subsection
                                                                   ----------
8.3(ii) does not apply, Adobe shall not be required to pay to Peerless any sum
- ------
in connection with such delivery.

               (iv) On the fifth anniversary of the Effective Date and every fifth anniversary thereafter, the license fees set forth in subsections 8.3(i) and (ii) shall be adjusted proportionate to any change in the Consumer Price
- --------
Index for Urban Wage Earners and Clerical Workers - Los Angeles (published by the United States Department of Labor, Bureau of Labor Statistics) during the preceding five year period.

      8.4    Non-Conformity Correction Fees. if Adobe elects to correct
             ------------------------------
Identified Non-Conformities in Adobe PCL5E or a particular New PCL Release pursuant to Section 4.5, Adobe shall be entitled to [*].
            -----------

      8.5    Support Fees. Adobe shall pay to Peerless the following fees in
             ------------
order to be entitled to obtain the support services set forth in Section 5.2:
                                                                 -----------

               (i) If Adobe has paid to Peerless pursuant to this Agreement at least [*] (including royalties, source code access fees; support fees or any other amounts and without taking into account any recoupment or offset) during the prior year, Adobe shall not be required to pay any fees in order to obtain the support services set forth in Section 5.2
                                  -----------

               (ii) If Adobe has paid to Peerless pursuant to this Agreement at least [*] but less than [*] (including royalties, source code access fees, support fees or any other amounts and without taking into account any recoupment or offset) during the prior year, Adobe may elect to obtain the support services set forth in Section 5.2 by paying to Peerless [*] per year for each
             ----------

                      [*Confidential Treatment Requested]

Product Family for which support is desired. For purposes of this Section 8.5,
                                                                  -----------
"Product Family" shall include all Licensed Software emulating a particular Hewlett-Packard named version of Hewlett-Packard PCL and any Enhancements made to that version (e.g., PCL5 and Enhancements made to PCL5 to allow it to operate with the HP Laser Jet IIIP and IIIsi are all members of a single Product Family).

               (iii) If Adobe has paid to Peerless pursuant to this Agreement less than [*] (including royalties, source code access fees, support fees or any other amounts and without taking into account any recoupment or offset) during the prior year, Adobe may elect to obtain the support services set forth in
Section 5.2 by paying to Peerless  [*] per year for each Product Family for
- -----------
which support is desired.

      8.6    Pre-paid Royalties. All amounts paid to Peerless by Adobe
             ------------------
pursuant to Section 8.1 (Milestone Payment) are non-refundable, pre-paid
            -----------
royalties ("Pre-paid Royalties") that will be recouped by Adobe as follows:

               (i) From the Effective Date until June 30, 1994, Adobe will have no right to recoup the Pre-paid Royalties.

               (ii) From July 1, 1994 until May 9, 1997, Pre-paid Royalties will be recouped by Adobe at the rate of [*] on the dollar from all royalties and source code access fees due from Adobe to Peerless under this Agreement.

               (iii) Beginning on May 10, 1997, Pre-Paid Royalties will be recouped by Adobe at the rate of [*] on the dollar from all royalties and source code access fees due to Peerless under this Agreement, the Third Party Development and License Agreement dated September 18, 1992 (the "Third Party Development Agreement") between the parties and any other agreements between Adobe and Peerless.

               (iv) In the event that Adobe terminates this Agreement pursuant to Section 12.2 below, Adobe will be entitled to recoup the Pre-paid Royalties
   ------------
paid by Adobe through the date of termination, less Peerless' cost for development of Licensed Software (which shall include reasonable support expenses incurred subsequent to acceptance of any Licensed Software) through the thirtieth (30th) day after Peerless receives notice of such termination (not to exceed [*] from royalties due under the Third Party Development Agreement and any other agreements between Adobe and Peerless; provided, however, that Adobe shall not be entitled to recoup any Pre-paid Royalties against the Third Party Development Agreement until July 1, 1994. Within fifteen (15) days after the end of each calendar quarter, Peerless will provide to Adobe a written report listing the development expenses incurred by Peerless during that calendar quarter and the basis for such expenses, in such detail as shall be mutually acceptable to the parties.

      8.7 No royalty shall accrue for shipments of the Licensed Object or Object Derivatives by Adobe to Adobe Intermediaries, or for use of Licensed Object or Object Derivatives within

                      [*Confidential Treatment Requested]

Adobe or Adobe Sub-Licensees, for internal, non-productive use, including but not limited to field testing for purposes of test, evaluation, demonstration or development of applications.

      8.8    Payment of amounts due pursuant to this Section 8 (Payments) with
                                                     ---------
respect to each copy of Licensed Object Code or Object Derivative shall be paid to Peerless by no later than the thirtieth (30th) day of Adobe's fiscal quarter immediately following the fiscal quarter of Adobe in which any of the following events occurs:

               (i) with respect to any copies marketed and distributed by any Adobe Object Licensee for which the Adobe Object Licensee is obligated to remit payment to Adobe or an Adobe Intermediary, the date Adobe receives payment from the Adobe Object Licensee or Adobe Intermediary with respect to such copy; and

             (ii) with respect to any copies marketed and distributed by any Adobe Object Licensee for which the Adobe Object Licensee has no obligation to remit payment to Adobe or an Adobe Intermediary, the date the Adobe Object Licensee ships or delivers such copy to a third party.

      In the event Adobe receives only a partial payment from any Adobe Object Licensee or Adobe Intermediary, Peerless shall be entitled to its pro rata share of any such partial payment based on the number of copies for which Adobe has received payment. Adobe shall use reasonable commercial efforts to collect all sums owed to it by Adobe Sub-licensees with respect to the Licensed Software. Royalties accrue as provided above and are subject to adjustment for Adobe's or any Adobe Sub-Licensee's commercially reasonable return policy for such units to the extent units are returned and Adobe or any Adobe Sub-licensee has granted refunds to its customers on such units.

9.     Warranty.
       --------

      9.1 For a period of [*] after the Acceptance Date for Adobe PCL5E and any subsequent New PCL Product (the "Warranty Period"), Peerless warrants that the material of the software disks and the documentation for such version will be free from physical defects in materials or workmanship; and that the programs are properly recorded on the disks; and that the documentation is substantially correct and complete and contains all the information which Peerless reasonably deems necessary for use of the supplied items; and that the software functions substantially as described in the supplied documentation. If the materials Adobe receives are damaged in shipment or fail to comply with the warranties described in the preceding sentence during the limited Warranty Period, Adobe is to send the defective item to Peerless at its authorized repair center within the Warranty Period, and Peerless will promptly replace the defective item.

      9.2 During the relevant Warranty Period for each release of the Licensed Software, Peerless further warrants to Adobe that the source code for each version of the Licensed Software will compile, assemble and link in the development environment identified in the specifications for such version to yield the corresponding object code portion of the Licensed

                      [*Confidential Treatment Requested]

Software and that the object code portion of the Licensed Software will execute in the execution environment identified in the specifications for such software substantially in accordance with the specifications for such version. The specifications for Adobe PCL5E are contained in Exhibit A (PostScript 2015 Based
                                                ---------
PCL5E Specifications) to this Agreement. If Adobe reports to Peerless a failure of such Licensed Software to conform to the foregoing warranties during the Warranty Period, and provides such detail as Peerless may reasonably require to permit Peerless to reproduce such failure, Peerless shall promptly modify or replace the Licensed Software to correct such failure.

      9.3 In addition, during the Warranty Period, Peerless warrants that the Licensed Software will pass the mutually agreed to test suites, which in the case of Adobe PCL5E are the Test Suites, as well as and to the extent that the actual printer emulated by the Licensed Software passes the same test suites. In the event that Adobe discovers a failure to pass the Test Suites under the terms of this paragraph then Adobe will provide to Peerless a detailed written description of the exact problem and provide such detail as Peerless may reasonably require to permit Peerless to reproduce such failure. Peerless shall promptly modify or replace the Licensed Software to correct such failure.

      9.4 At all times Adobe shall be solely responsible for supporting its own use of the Licensed Software, as well as the use of the Licensed Software by Adobe Sub-licensees and end-users that acquire Licensed Object Code or Object Derivatives from Adobe or from any Adobe Object Licensee.

      9.5    The warranties set forth in this Section 9 (Warranty) shall not
                                              ---------
apply to any defects or problems caused in whole or in part by (i) any defect in any portion of any hardware or equipment, (ii) the failure of any portion of any other hardware or equipment to function in accordance with applicable manufacturer's specifications, (iii) any modification or enhancement made to the Licensed Software by Adobe or any Adobe Sub-licensee or any third person or entity other than Peerless, (iv) any software program, hardware, firmware, peripheral or communication device used in connection with the Licensed Software, or (v) use of the Licensed Software other than in accordance with documentation provided to and accepted by Adobe.

      9.6 THE FOREGOING REMEDIES CONSTITUTE ADOBE'S SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY FOR THE LICENSED SOFTWARE. ANY WARRANTIES AND REMEDIES ARE FOR ADOBE'S EXCLUSIVE BENEFIT AND ARE NON-TRANSFERABLE. THIS IS A LIMITED WARRANTY AND IS THE ONLY WARRANTY MADE BY PEERLESS. PEERLESS EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE. PEERLESS DOES NOT WARRANT THAT THE LICENSED SOFTWARE WILL BE ERROR-FREE OR OPERATE WITHOUT INTERRUPTION. PEERLESS DOES NOT MAKE BY VIRTUE OF THIS AGREEMENT, AND HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY TO ANY ADOBE SUB-LICENSEE, END-USER, CUSTOMER OR THIRD PARTY

WITH RESPECT TO THE LICENSED SOFTWARE OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ADOBE SHALL NOT HAVE THE RIGHT TO MAKE OR PASS ON OR ATTEMPT TO MAKE OR PASS ON, ANY SUCH WARRANTY OR REPRESENTATION ON BEHALF OF PEERLESS TO ANY ADOBE SUB-LICENSEE, END-USER, CUSTOMER OR THIRD PARTY.

10.    Indemnification.
       ---------------

      10.1 Peerless warrants that it has sufficient right, title, and interest in and to the Licensed Software to enter into and to perform its obligations under this Agreement free from infringement of any rights of third parties. Subject to the limitations of this Section 10 (Indemnification), Peerless will
                                   ----------
indemnify Adobe against copyright, patent or trade secret infringement on the following terms:

      Peerless shall, at its expense, defend Adobe and hold Adobe harmless from and against any suit, claim, or proceeding brought against Adobe alleging that any use of the Licensed Software (in whole or in part), as delivered by Peerless, infringes any patent, copyright or trade secret of any third party, and any and all damages arising out of any such claim, including any court costs, attorney's fees, and reasonably related litigation expenses, provided that Adobe (i) promptly notifies Peerless in writing of any such suit, claim, or proceeding and tenders the defense thereof to Peerless, (ii) allows Peerless to direct the defense of and/or handle such suit, claim, or proceeding at Peerless' expense, (iii) gives Peerless all information and assistance reasonably necessary to defend the same at Peerless' expense, and (iv) does not enter into any settlement of the suit, claim or proceeding without Peerless' prior written consent. Following notice of any such suit, claim, or proceeding described in this section or Peerless' reasonable belief that such a claim may occur, Peerless shall have the option to procure for Adobe at Peerless' expense the right or license to use the Licensed Software as furnished hereunder, or to replace or modify the Licensed Software to render same non-infringing, provided, however, that any replacement and/or modification shall meet the specifications of the Licensed Software.

      10.2 Notwithstanding the foregoing, however, Peerless shall not be liable to Adobe in any manner for any claim described in Section 10.1 if Adobe
                                                         ------------
or any Adobe Sub-licensee has combined or modified the Licensed Software for use with Adobe's, any Adobe Sub-licensee's or others' equipment, software or technology and such claim would have been avoided in the absence of such combination or modification. At its own expense, Adobe shall defend and hold Peerless harmless from and against any suit, claim or proceeding brought against Peerless (i) alleging that use of such combination infringes any patent, copyright or trade secret of any third party, or (ii) relating to the use, performance, quality, condition, service, maintenance or support of Adobe's products containing the Licensed Software, in whole or in part, except for claims described in Section 10.1, and any and all damages arising out of any such claim, including any court costs, attorneys' fees and reasonably related litigation expenses, provided that Peerless (a) promptly notifies Adobe in writing of any such suit, claim, or proceeding and tenders the defense thereof to Adobe, (b) allows Adobe to direct the defense of and/or handle such suit, claim, or proceeding at Adobe's expense, (c) gives Adobe all information and assistance reasonably necessary to defend the same at Adobe's expense, and (d) does not enter into any settlement of the suit, claim or proceeding without Adobe's prior written consent.

      10.3   The rights and remedies provided under this Section 10
                                                         ----------
(Indemnification) constitute Adobe's sole and exclusive remedies against Peerless, its affiliates, agents, employees, and officers for any and all liability obligations whatsoever arising out of or relating to any suit, claim or proceeding alleging that the Licensed Software infringes any patents, copyrights, trade secrets or other proprietary rights of any third party.

11.    Limitation of Remedies.
       ----------------------

      11.1 EXCEPT FOR LIABILITIES RESULTING DIRECTLY FROM (A) ADOBE'S INTENTIONAL OR GROSSLY NEGLIGENT VIOLATION OF SECTIONS 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 7.2 OR 12.5(iii) HEREOF OR (B) EITHER PARTY'S INTENTIONAL OR GROSSLY NEGLIGENT VIOLATION OF THE INTELLECTUAL PROPERTY RIGHTS OF THE OTHER PARTY, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY'S TOTAL LIABILITY OF ALL KINDS ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORUM AND REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED IN CONTRACT, TORT OR OTHERWISE, EXCEED THE SUM OF [*]. THE FOREGOING LIMITATION OF LIABILITY SHALL NOT OPERATE TO LIMIT AMOUNTS ACTUALLY DUE AND PAYABLE PURSUANT TO THE EXPRESS TERMS OF THIS AGREEMENT, SUCH AS ROYALTY PAYMENTS OR LICENSE FEES.

      11.2 NEITHER PARTY NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, OR AGENTS SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY LOSS OF USE, LOSS OF GOODWILL, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST REVENUES OR PROFITS) OR SIMILAR DAMAGES, WHETHER BASED ON TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), CONTRACT, OR OTHER LEGAL OR EQUITABLE GROUNDS, EVEN IF THE PARTY HAS BEEN ADVISED OR HAD REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IN THE EVENT OF FAILURE OF EXCLUSIVE REMEDIES.

12.    Term and Termination.
       --------------------

      12.1 The initial term of this Agreement shall be for twenty (20) years, and shall be deemed automatically renewed for successive additional one (1) year terms unless Adobe notifies Peerless in writing to the contrary prior to the expiration of the then current term, provided (i) Adobe pays Peerless in timely fashion all moneys owed hereunder and (ii) neither party terminates or has terminated this Agreement for cause. Notwithstanding the foregoing, beginning at least one hundred eighty (180) days prior to the end of each five (5) year period from the Effective Date (each such ending date to be referred to in this

Section 12.1 as the "Ending Date"), the parties will negotiate in good faith a
- ------------
new royalty schedule for all Licensed Object Code and Object Derivatives that are first commercially shipped by Adobe during the

                      [*Confidential Treatment Requested]
five (5) year period commencing eighteen (18) months after the Ending Date. In the event the parties cannot reach agreement on such royalty schedule in accordance with the prior sentence, the then-current royalty schedule will remain in effect for the ensuing five (5) year period.

      12.2   Adobe shall be entitled to terminate this Agreement upon thirty
(30) days written notice to Peerless at any time, with or without cause, prior to the first shipment by Adobe of a royalty bearing product containing Licensed Software.

      12.3 This Agreement may be terminated by either party at any time during the initial or renewal terms for cause and only upon written notice to the other party. "Cause" shall mean a breach of a material obligation by a party and such party's subsequent failure to cure such breach within the period allowed hereunder. Material obligations include, but are not limited to, the following events: (i) if Adobe defaults in payment of any amount when due under the provisions of Section 8 (Payments); (ii) if a party fails to comply strictly
              ---------
with the provisions of Section 7 (Ownership, Title, and Proprietary Rights);
                       ---------
(iii) if either party becomes unable to carry on its ordinary course of business or ceases active conduct of its business operations; or (iv) if a petition or other document seeking relief under any United States or foreign bankruptcy law is filed by or against a party and is not discharged with prejudice within sixty
(60) days thereafter. In the event a material obligation is breached, the breaching party shall have thirty (30) days after receipt of notice of such breach from the non-breaching party to cure the default, or if the default cannot be cured within thirty (30) days, to take all steps necessary to promptly bring about such a cure. if the default is cured within the respective time period, or if the default cannot be cured within such time period, if the defaulting party has taken all steps necessary to promptly bring about such a cure, the termination notice shall be void; if the default is not so cured, termination shall be effective, as applicable, on the thirty-first (31st) day after the termination notice is received. A party's rights under this section are not exclusive and are without prejudice to that party's other rights and remedies hereunder.

      12.4 Peerless acknowledges that Adobe and/or Adobe Sub-licensees are currently, and will in the future, develop and acquire other software for their own products, and that existing or planned software independently developed or acquired by Adobe and/or Adobe Sub-licensees may contain ideas and concepts similar or identical to those in the Licensed Software. Peerless further acknowledges that, over time, Adobe's and/or Adobe Sub-licensee's employees will gain familiarity with the general concepts and ideas in the Licensed Software. Peerless agrees that Adobe's and/or Adobe Sub-licensee's access to Licensed Software source code, and use of that source code to create Licensed Software Derivatives, does not preclude Adobe and/or Adobe Sub-licensees from independently developing or acquiring software which is not derivative in nature, but which contains ideas and concepts similar to those in the Licensed Software. Furthermore, nothing herein shall preclude Adobe and/or Adobe Sub-licensees from marketing such independently developed or acquired, non-derivative software products to others, including users of Licensed Software object code, and from retaining the revenues, or any portion thereof, derived from the marketing of such products.

      12.5   Upon expiration or termination of this Agreement:

               (i) Payment by Adobe for all sums then owed to Peerless shall be accelerated so as to be due immediately;

               (ii) Adobe shall return to Peerless any and all copies, or parts thereof, in any form (source code, object code, documentation and/or all), in whole or in part, of the Licensed Software in its possession, except that Adobe shall be entitled to keep a reasonable number of copies of the Licensed Source Materials to enable Adobe to meet its support obligations to its customers after the termination date. Adobe shall not use the Licensed Source Materials for any other purpose;

              (iii) Adobe shall cease all use, manufacture, duplication, and distribution of all or any part of the Licensed Software in any form, including without limitation all Licensed Software Derivatives, except that Adobe may distribute all units containing Licensed Object Code or Object Derivatives (in whole or in part) then in its inventory, provided further, however, that Adobe shall remain obligated to remit to Peerless in accordance with the terms of
Section 8 (Payments) hereof all amounts which will be owed Peerless from sales
- ---------
or licenses of such Adobe inventory;

               (iv) Termination of this Agreement shall not affect sublicenses to Adobe Sub-licensees in effect at the time of termination, and Adobe shall remain obligated to Peerless with respect to those sublicenses to the same extent as if this Agreement had not been terminated, including the obligation to remit to Peerless in accordance with the terms of Section 8 (Payments) hereof
                                                  ---------
all amounts which will be owed Peerless from sales or licenses made pursuant to such sublicenses. It is understood and agreed that Peerless will not assume or be liable for any obligations of Adobe pursuant to such sublicenses;

               (v) Termination of this Agreement shall not affect end user sublicensees of Licensed Object Code and Object Derivatives existing as of the date of termination or subsequently distributed pursuant to Section 12.5(iii)
                                                            -----------------
and (iv) above;
     --

               (vi) Adobe shall promptly deliver a written statement signed by a duly authorized officer stating that it has complied, and in the circumstances described in Sections 12.5(ii), (iii) and (iv) above, will comply, with the
             -----------------  -----     ----
foregoing obligations.

      12.6 Sections 2.7, 6 (License Fees and Payment), 7 (Ownership, Title and Proprietary Rights), 8 (Payments), 9 (Warranty), 10 (Indemnification), 11 (Limitation of Remedies), 12 (Term and Termination), 15 (Export Controls), 16 (Terms of Agreement Confidential), 17 (Notices), 18 (Assignment and Delegation), 19 (Governing Law) and 20 (Miscellaneous) shall survive termination.

13.   Excusable Delays and Failures. Each party shall be excused for failures or
      -----------------------------
delays in performing its obligations under this Agreement to the extent that such delay or failure results from any cause beyond the control of such party, including, but not limited to, delays or failures caused by the other party, acts of God, strikes or other labor disturbances, government laws or regulations not existing at the time this Agreement is executed, public disorder, and catastrophes of fire or explosion. In any circumstance described in the immediately preceding sentence, the affected party shall undertake reasonable efforts to discharge its obligations hereunder. Any failure or delay justified under this Section 13 (Excusable Delays and Failures) shall extend the time for performance of the affected obligation by a period of time equal to the length of time the condition excusing performance has lasted; provided, however, that should such delay continue for greater than three (3) months, the party not seeking excuse from performance on account of such condition shall, without penalty, have the right to terminate this Agreement.

14.   Miscellaneous Services and Obligations.
      -------------------------------------

      14.1 The Peerless Test Suites are provided to Adobe hereunder by Peerless solely for the purpose of testing the Licensed Software. Adobe agrees it shall not use the Peerless Test Suites to test any of Adobe's own products or any products of third parties. Adobe further agrees not to provide or disclose the Peerless Test Suites to any third party, except for an Authorized Independent Contractor for a purpose authorized by this Agreement.

      14.2 Within ninety (90) days after the first customer shipment date under the agreement between Peerless and [*] or the agreement between Peerless and [*], Adobe and Peerless will use best efforts to enter into an agreement which will allow both parties to commence Phase 2 of the Third Party Development Agreement. Such agreement shall provide that Peerless is entitled to retain [*] of the Adobe royalties it collects as a result of licensing Adobe products in Phase 2; provided, however, that during any period in which Adobe is entitled to recoup its Pre-paid Royalties under Section 8.4 (Pre-paid Royalties) of this
                                    -----------
Agreement against Phase 2 royalties, Peerless shall retain only [*] of the Adobe royalties it collects as a result of licensing Adobe products in Phase 2, with the remaining [*] to be credited against the Pre-paid Royalties.

15.   Export Controls. Adobe shall comply with, and shall require all of its
      ---------------
Adobe Sub-licensees to comply with, any and all export regulations, rules and orders now in effect or as may be issued from time to time by the Office of Export Administration of the United States Department of Commerce or any other Federal governmental authority which has jurisdiction relating to the export of the Licensed Software from the United States of America or relating to any product(s) in which the Licensed Software is, will be, or may be incorporated by Adobe. Adobe shall, and shall require all Adobe Sub-licensees to, use or distribute the Licensed Software only in countries authorized for such use or distribution by the United States of America and not ship any product produced directly by use of the Licensed Software to any unauthorized destination.

16.   Terms of Agreement Confidential. Except as otherwise expressly provided
      -------------------------------
herein, the terms and conditions of this Agreement, including Section 8
                                                              ---------
(Payments) hereof, shall remain confidential, and neither party shall disclose the terms and conditions of this Agreement to any third party. The foregoing shall not be deemed to prohibit any disclosure required by applicable statute or valid regulation of any competent governmental authority or with any rules or

                      [*Confidential Treatment Requested]
regulations promulgated by the National Association of Securities Dealers, Inc., provided that in such event, the party required to make such disclosure shall, if reasonably practical, consult in advance with the other party regarding such disclosure. Further, the foregoing shall not be deemed to prohibit any disclosure to a party's attorneys or accountants or any disclosure in connection with any litigation between the parties to this Agreement. Further, the foregoing shall not be deemed to prohibit any disclosure reasonably required for the purposes of obtaining financing and/or investment capital, provided such disclosure is made pursuant to a reasonable non-disclosure agreement.

17.   Notices. All notices under this Agreement shall be in writing and shall be
      -------
addressed to the respective person at the address set forth on the signature page hereof or at such other address as such party may specify in writing from time to time. All notices shall be by certified or registered mail, first class postage prepaid, by courier delivery, or by facsimile transmission, signed by a duly authorized representative of a party, and shall be effective three (3) days after deposit in the mail or otherwise upon actual receipt.

18.   Assignment and Delegation. This Agreement shall be binding upon and inure
      -------------------------
to the benefit of the parties' respective successors and assigns. Either party shall have the right to assign or transfer this Agreement or any interest herein (including without limitation rights and duties of performance) only to an entity (i) which owns more than fifty percent (50%) of such party's issued and outstanding voting stock (ii) in which such party owns more than fifty percent (50%) of the issued and outstanding voting stock, (iii) which acquires all or substantially all of such party's operating assets, or (iv) into which such party is merged or reorganized pursuant to any plan of merger or reorganization. Any other assignment of this Agreement or any rights or obligations hereunder shall require the prior written consent of the other party hereto, which such party may withhold in its sole discretion.

19.   Governing Law. This Agreement shall be construed and enforced in
      -------------
accordance with the internal laws of the State of California applicable to contracts wholly executed and wholly to be performed therein. Any action or proceeding brought by Adobe or Peerless against the other arising out of or related to this Agreement may be brought in a state or federal court of competent jurisdiction located in the County of Santa Clara, California, and Peerless hereby submits to the in personam jurisdiction of such courts for purposes of any such action or proceeding.

20.    Miscellaneous.
       -------------

      20.1 This Agreement constitutes the entire understanding and agreement between Peerless and Adobe with respect to the transactions contemplated herein and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which are merged herein, other than that certain Master Agreement for Mutual Disclosure of Information dated March 24, 1992 between the parties. It is expressly understood and agreed that no employee, agent or other representative of either party has any authority to bind the other party with regard to any statement, representation, warranty or other expression unless the same is specifically set forth or incorporated by reference herein. It is expressly understood and agreed that, there being no expectations to the contrary between the parties hereto, no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part hereof. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the parties hereto.

      20.2 No terms of any purchase order, invoice, or similar document will be deemed to amend or supplement this Agreement, even if it is accepted or signed by the receiving party.

      20.3 Unless otherwise provided herein, no remedy made available to either party by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

      20.4 No waiver of any provision of this Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

      20.5 The relationship between Peerless and Adobe created hereby is that of Licensor and licensee, and nothing contained herein shall be deemed or construed as creating a joint venture or partnership between Peerless and Adobe. Neither party is by virtue of this Agreement authorized as an agent or legal representative of the other party. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party or to bind the other party in any manner. Further, it is not the intention of this Agreement or of the parties hereto to confer a third party beneficiary right of action upon any person or entity whatsoever, and nothing set forth herein shall be construed so as to confer upon any person or entity other than the parties hereto a right of action either under this Agreement or in any manner whatsoever .

      20.6 The captions used herein are for convenience only and shall not be deemed to be a part of this Agreement or used to construe any of the provisions hereof.

      20.7 This Agreement may be executed in one or more counterparts each of which shall constitute one and the same instrument.

      20.8 In the event that any provisions hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. WITHOUT LIMITING THE FOREGOING, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES, IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH.

      20.9 The prevailing party in any action or proceeding between Peerless and Adobe arising out of or related to this Agreement shall be entitled to recover its reasonable attorneys' fees and costs incurred in connection therewith.

      20.10 All communications hereunder shall be in the English language, or accompanied by an English translation. In the event of any dispute as to the interpretation or translation of any provision of this Agreement, the English translation shall govern.


IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives on the date below.

Peerless:                                Adobe:
PEERLESS SYSTEM CORPORATION              ADOBE SYSTEMS INCORPORATED

2381 Rosecrans Avenue                    1585 Charleston Road
El Segundo, CA 90245                     Mountain View, CA 94039


__________________________.            __________________________.
Authorized Signature                   Authorized Signature
  Thomas D. Blondi                       Stephen A. MacDonald
__________________________.            __________________________.
Print Name                             Print Name
  VP  Sales & Marketing                 Senior Vice President
__________________________.            __________________________.
Title                                  Title
Date: 6/11/93                          Date: 6/14/93
     ---------                              ----------


The Exhibits to this Agreement are:

Exhibit A       PostScript 2015 Based PCL5E Specifications
Exhibit B       Independent Contractor Agreement
Exhibit C       Development Schedule
Exhibit D       Minimum Terms of Source Sub-license
Exhibit E       Minimum Terms of Object Reproduction Sub-license
Exhibit F       Minimum Terms and Conditions of End-User License
Exhibit G       Other Deliverables
Exhibit H       Manner of Payment and Audit Rights
Exhibit I       Secure Computer System

                                   EXHIBIT A
                                   ---------

                   POSTSCRIPT 2015 BASED PCL5E SPECIFICATION

General
- -------

Adobe PCL5E will conform with Hewlett Packard PCL5E as defined in the following Hewlett Packard documents:

     PCL5 Printer Language Technical Reference Manual
     ------------------------------------------------
     PCL5 Comparison Guide
     ---------------------
     Printer Job Language Technical Reference Manual
     -----------------------------------------------

In addition, Adobe PCL5E will conform to those undocumented features of Hewlett Packard PCL5E that are verified by standard industry test suites and that, as part of the design review process, the parties mutually agree should be implemented in Adobe PCL5E, which agreement will not be unreasonably withheld.

To the extent that Hewlett Packard printers do not conform with the above documentation, Adobe PCL5E may not exactly emulate a particular Hewlett Packard printer or software revision. Adobe PCL5E will not abort operation or lose subsequent input in the presence of abnormal or illegal input.

Floating Point
- --------------

The HPGL portion of Adobe PCL5E will be configured for use without floating point hardware support.

PJL
- ---

The Printer Job Language (PJL) component of PCL5E differs from platform to platform depending on the options available on the platform. Adobe PCL5E will handle all PJL commands. If a platform lacks an option that may be selected by PJL, the PJL command processor in the Adobe PCL5E will consume any commands pertaining to this option but will do nothing.

The PJL unsolicited status command, USTATUS, in Adobe PCL5E depends upon system support to provide output at the requested time intervals.

Font Support
- ------------

Adobe PCL5E does not include a font rasterizer or font data. Adobe PCL5E requires a LaserJet 4 compatible font rasterizer and font data. Font selection and appearance will match or conform to the Hewlett Packard products only to the extent that the font rasterizer and font data supplied by Adobe do so.

Adobe PCL5E will be able to use the Adobe font system to the extent determined in the design review.

Standard LaserJet 4 fonts include 45 scalable typefaces and one bitmap. The bitmap is line printer. The scalables include:

Courier, Courier Bold, Courier Italic, Courier Bold Italic
CG Time, CG Times Bold, CG Times Italic, CG Times Bold Italic
CG Omega, CG Omega Bold, CG Omega Bold Italic
Coronet
Clarendon Condensed
Univers Medium, Univers Bold, Univers Medium Italic, Univers Bold Italic Univers Medium Condensed Italic, Univers Bold Condensed Italic
Antique Olive, Antique Olive Bold, Antique Olive Italic
Garamont Antiqua, Garamond Halbfett, Garamond Kursiv, Garamond Kursiv Halbfett Marigold
Albertus Medium, Albertus Extra Bold
Arial, Arial Bold, Arial Italic, Arial Bold Italic
Times New, Times New Bold, Times New Italic, Times New Bold Italic
Symbol
Wingdings
Letter Gothic, Letter Gothic Bold, Letter Gothic Italic

                                   Exhibit B
                                   ---------

                              CONSULTING AGREEMENT

This consulting agreement ("Agreement") is entered into on the date written below by and between Adobe Systems, Incorporated, 1585 Charleston Road, Mountain View California 94043 ("Adobe") and____________________________________
("CONSULTANT").

Adobe desires to retain CONSULTANT as an independent contractor to perform services for Adobe from time to time and CONSULTANT is willing to perform such services, on the basis set forth more fully below.

In consideration of the mutual promises contained herein Adobe and CONSULTANT agree as follows:

1.    Services. CONSULTANT agrees to perform the services described in any
      --------
Project Assignment pursuant hereto in a workmanlike manner according to the schedule of work set forth therein. A copy of the form of Project Assignment is attached hereto as Exhibit A. CONSULTANT agrees not to perform similar services
                   ---------
during the term of this agreement for any other manufacturer or seller of services or software directly competitive with software or services manufactured or sold by Adobe unless Adobe gives prior written consent.

2.    Payment for Services. Adobe shall pay CONSULTANT the fee set forth in the
      --------------------
Project Assignment for the performance of the Services, together with reimbursement for CONSULTANT's direct costs, as provided therein.

3.    Relationship of Parties. CONSULTANT shall perform the services under the
      -----------------------
general direction of Adobe, but CONSULTANT shall determine, in CONSULTANT'S sole discretion, the manner and means by which the services are accomplished, subject to the express condition that CONSULTANT shall at all times comply with applicable law. CONSULTANT is an independent contractor and CONSULTANT is not an agent or employee of Adobe, and has no authority whatsoever to bind Adobe by contract or otherwise.

4.    Adobe Rules. CONSULTANT shall observe the working hours, working rules and
      -----------
holiday schedules of Adobe while working on Adobe's premises.

5.    Employment Taxes and Benefits. CONSULTANT acknowledges and agrees that it
      -----------------------------
shall be the obligation of CONSULTANT to report as income all compensation received by CONSULTANT pursuant to this agreement and CONSULTANT agrees to indemnify Adobe and hold it harmless to the extent of any obligation imposed on Adobe to pay any withholding taxes, social security, unemployment or disability insurance or similar items, including the interest and penalties thereon, in connection with any payments made to CONSULTANT by Adobe pursuant to this agreement.

6.    Inventions. All designs, artwork, software programs, brochures, manuals,
      ----------
products, procedures, drawings, notes, documents, information, materials, discoveries and inventions (hereafter "Designs and Inventions") made, conceived or developed by CONSULTANT alone or with others which result from or relate to the Services, or which CONSULTANT may receive from Adobe while performing the Services, shall be the sole property of Adobe. Adobe shall have the sole right to determine the method of protection for any such Designs and Inventions, including the right to keep the same as trade secrets, to file and execute patent applications thereon, to use and disclose the same without prior patent application, to file registrations for copyright or trademark thereon in its own name, or to follow any other procedure that Adobe deems appropriate. CONSULTANT agrees (i) to disclose promptly in writing to Adobe all such Designs and Inventions, (ii) that Adobe has a power of attorney to apply for in CONSULTANT's name, and to execute any applications and/or assignments reasonably necessary to obtain any patent, copyright, trademark or other statutory protection for such Designs and Inventions in Adobe's name as Adobe deems appropriate. These obligations to disclose, assist, and execute shall survive termination of this agreement. At Adobe's option, it shall be entitled to use the name of CONSULTANT in advertising and other materials.

7.    Confidentiality. CONSULTANT agrees to hold Adobe's Confidential
      ---------------
Information in strict confidence and not to disclose such Confidential Information to any third parties. For purposes hereof, "Confidential Information" shall include all confidential and proprietary information disclosed by Adobe including but not limited to software source code, technical and business information relating to Adobe's current and proposed products, research and development, production, manufacturing and engineering processes, costs, profit or margin information, finances, customers, suppliers, marketing and production, personnel and future business plans. "Confidential Information" also includes proprietary or confidential information of any third party who may disclose such information to Adobe or CONSULTANT in the course of Adobe's business. The above obligations shall not apply to Confidential Information which is already known to the CONSULTANT at the time it is disclosed, or which before being divulged either (a) has become publicly known through no wrongful act of the CONSULTANT; (b) has been rightfully received from a third party without restriction on disclosure and without breach of this agreement; (c) has been independently developed by the CONSULTANT; (d) has been approved for release by written authorization of Adobe; (e) has been disclosed pursuant to a requirement of a governmental agency or of law.

8.    Termination. This agreement shall commence on the date first written below
      -----------
and shall continue until terminated as follows:

             (a) Either party may terminate the agreement in the event of a breach by the other party of any of its obligations contained herein if such breach continues uncured for a period of ten
                   (10) days after written notice of such breach to the other party;

             (b) Either party may terminate this agreement upon written notice to the other party if either party is adjudicated bankrupt, files a voluntary petition of bankruptcy, makes a general assignment for the benefit of creditors, is unable to meet its obligations in the normal course of business as they fall due or if a receiver is appointed on account of insolvency;

             (c) Either party may terminate this agreement for its convenience upon ten (10) days written notice to the other if there is no outstanding Project Assignment.

      Upon the termination of this agreement for any reason, each party shall be released from all obligations and liabilities to the other arising after the date of such termination, except that any termination shall not relieve CONSULTANT or Adobe of their obligations under Paragraphs 5, 6, 7, and 9, nor shall any such termination relieve CONSULTANT or Adobe from any liability arising from any breach of this agreement.

9.     General
       -------

         (a)   Pre-existing obligations. CONSULTANT represents and warrants that
               ------------------------
               CONSULTANT is not under any pre-existing obligation or obligations inconsistent with the provisions of this agreement.

         (b)   Assignment. The rights and liabilities of the parties hereto
               ----------
               shall bind and inure to the benefit of their respective successors, executors and administrators, as the case may be, provided that, as Adobe has contracted for CONSULTANT's services, CONSULTANT may not assign or delegate its obligations under this agreement either in whole or in part without the prior written consent of Adobe.

         (c)   Equitable relief. Because the Services are personal and unique
               ----------------
               and because CONSULTANT shall have access to and become acquainted with the confidential information of Adobe, CONSULTANT agrees that Adobe shall have the right to enforce this agreement and any of its provisions by injunction, specific performance or any other equitable relief without prejudice to any other rights and remedies that Adobe may have for the breach of this agreement.

         (d)   Attorney's Fees. If any action at law or in equity is necessary
               ---------------
               to enforce the terms of this agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

         (e)   Governing law; Severability. This agreement shall be governed by
               ---------------------------
               and construed in accordance with the laws of the State of California. If any provision of this agreement is for any reason found by a court of competent jurisdiction to be unenforceable, the remainder of this agreement shall continue in full force and effect.

         (f)   Complete understanding; modification. This agreement constitutes
               ------------------------------------
               the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings and agreements. Any waiver, modification or amendment of any provision of this agreement shall be effective only if in writing and signed by the parties thereto.

         (g)   Notices. Any notices required or permitted hereunder shall be
               -------
               given to the appropriate party at the address specified below or at such other address as the party shall specify in writing . Such notice shall be deemed given upon personal delivery to the appropriate address or sent by certified or registered mail, three days after the date of mailing.

IN WITNESS WHEREOF, the parties hereto have signed this agreement as of the date written below.

Adobe Systems Incorporated                     Consultant
1585 Charleston Road                           Address
Mountain View ,CA 94043
Date:__________________                        Date:________________

By:_______________________                     By:____________________________

Title:__________________

                                   EXHIBIT A
                                   ---------
                          Project Assignment # _______
                    under Consulting Agreement Dated________

Project:
- --------

CONSULTANT shall render such services as Adobe may from time to time request in connection with __________ including, without limiting the generality of the foregoing:
(1) ______________________________________________________

Schedule of Work
- ----------------

The work will commence on ___________________and end on ______________________.

Fees and Reimbursement
- ----------------------

A.  Fee: $__ per hour.

B.  Reimbursement for the following, as approved in advance by Adobe:

       1.  Outside services at cost
       2.  Direct charges at cost
       3.  Travel and subsistence at cost:

  CONSULTANT shall invoice Adobe semi-monthly for services and expenses and shall provide such reasonable receipts or other documentation of expenses as Adobe might require including copies of time records.

  Payment terms: net ____ days from receipt of invoice. Adobe will be Invoiced on the 15th and last day of the month.

C. Maximum Chargeable on this project, including all items in paragraphs A and B above, is $_____________.

Assignment of Copyright:
- ------------- ---------

       For good and valuable consideration, the undersigned sells, assigns and transfers to Adobe Systems Incorporated, a California corporation, and its successors and assigns, the copyrights in and to the above work(s) which were created by the undersigned and all right title and interest of the undersigned, vested and contingent therein and thereto.

Executed as of______________ day of ___________ 198__.

Adobe:__________________                    CONSULTANT:__________________

                    Cost Center(s) to be Charged:

                                   EXHIBIT C
                                   ---------

                              DEVELOPMENT SCHEDULE

  Milestone           Task            Responsibility    Date     Payment
- ------------   --------------------   --------------    ----     -------
   1           Sign Development       Joint             [*]      [*]
               and License
               Agreement

   2           High level             Adobe             [*]      [*]
               functional/require-
               ments specification
               for Version 2015
               interface program

   3           Version 2015           Adobe             [*]
               interface program
               preliminary
               specification and
               documentation to
               enable Peerless to
               2015 based PCL

   4                                                    [*]      [*]

   5           Final 2015             Adobe             [*]
               specifications and
               font interface
               specifications.

   6           Delivery of 2015       Peerless          [*]      [*]
               based PCL
               specifications

   7           Peerless/Adobe         Joint             [*]      [*]
               design review

   8           An engineering         Adobe             [*]      [*]
               (Alpha) release
               (including font
               support and font
               data) of Version
               2015


                      [*Confidential Treatment Requested]

   9                                                    [*]      [*]

  10                                                    [*]      [*]

  11           Delivery of            Peerless          [*]      [*]
               engineering
               (Alpha) release of
               2015 based PCL5E
               and Floating Point
               Performance
               Improvements

  12           A fully quality-       Adobe             [*]
               assured customer
               release of Version
               2015

  13           Delivery of pre-       Peerless          [*]      [*]
               production (Beta)
               release of 2015
               based PCL

  14           Delivery and           Peerless          [*]      [*]
               acceptance of final
               release of 2015
               based PCL 5

                      [*Confidential Treatment Requested]

                                   EXHIBIT D
                                   ---------
                       MINIMUM TERMS OF SOURCE SUBLICENSE


Adobe will include the substance of the following minimum terms and conditions in any Source Sublicense Agreement that it enters into with an Adobe Source Licensee in accordance with the terms of this Agreement.

     1. Source Licensee is granted a license for internal development purposes only to the Licensed Source Materials in supporting the Licensed Object Code.

     2. Source Licensee has the right to create Licensed Software Derivatives and to use, reproduce, distribute and sub-license the machine-executable form of the Licensed Software and any such Licensed Software Derivatives, provided, however that all Licensed Software Derivatives shall be distributed only in the form of Object Derivatives. In the event Object Licensee distributes the Licensed Object Code or Object Derivative on magnetic or optical media rather than silicon chip(s) media, Object Licensee will take reasonable steps to ensure that each such copy of the Licensed Object or Object Derivatives distributed by Object Licensee or any intermediaries is accompanied by a copy of an End User Agreement containing the minimum terms and conditions set forth in Exhibit F hereto. The End User Agreement may be a written agreement signed by the customer or a written agreement in the package containing the Licensed Object or Object Derivatives or the end user documentation therefor that the customer accepts by opening the package.

     3. Source Licensee acknowledges that Adobe represents that Adobe or its suppliers are the sole owner of any and all right, title and interest in and to the Licensed Software and each and every embodiment thereof and all proprietary rights therein, including, without limitation copyrights, patents and trade secrets.

     4. Source Licensee shall take the following specific precautions with respect to any and all Licensed Source Materials: (i) restrict access to the Licensed Source Materials only to Source Licensee's employees or independent contractors who require access thereto for a purpose authorized by this Agreement, (ii) clearly identify each medium which contains the Licensed Source Materials as containing confidential and proprietary property, (iii) limit the supply of such media to the minimum number reasonably necessary for use by Source Licensee, (iv) make it a condition of any such disclosure of the Licensed Source Materials to any employee or contractor that any such employee or contractor agrees that he will hold the Licensed Source Materials and any part thereof in confidence and protect the proprietary rights therein; (v) take such other precautions as Source Licensee normally takes with its employees and contractors who handle Source Licensee's source code for comparable software. Source Licensee will store or otherwise use the Licensed Source Materials (and all Copies thereof) on secure computer systems (as defined in Exhibit I hereto).

     5. Source Licensee shall cause to be reproduced in all copies of all or any portion of the Licensed Software the following copyright notice: Copyright
(C)1993 Peerless System Corporation All Rights Reserved.

     6. Due to the unique and proprietary nature of the Licensed Source Materials, Source Licensee acknowledges that there may be no adequate remedy at law for breach of Source Licensee's obligations under this Agreement. Upon any such breach, Adobe or its suppliers of the Licensed Source Materials shall be entitled to seek appropriate injunctive relief against Source Licensee, in addition to whatever remedies at law Adobe or its suppliers may have.

     7. Source Licensee shall comply with any and all export regulations, rules and orders now in effect or as may be issued from time to time by the Office of Export Administration of the United States Department of Commerce or any other Federal Governmental authority which has jurisdiction relating to the export of the Licensed Software from the United States of America or relating to any product(s) in which the Licensed Software is, will be, or may be incorporated. Source Licensee shall use or distribute the Licensed Software only in countries authorized for such use or distribution by the United States of America and shall not ship any product produced directly by use of the Licensed Software to any unauthorized destination.

                                   EXHIBIT E
                                   ---------

                MINIMUM TERMS OF OBJECT REPRODUCTION SUB-LICENSE


Adobe will include the substance of the following minimum terms and conditions in any Object Sublicense Agreement pursuant to which it grants reproduction rights to an Adobe Object Licensee in accordance with the terms of this
Agreement:

     1. In the event Object Licensee distributes the Licensed Object Code or Object Derivative on magnetic or optical media rather than silicon chip(s) media, Object Licensee will take reasonable steps to ensure that each such copy of the Licensed Object or Object Derivatives distributed by Object Licensee or any intermediaries is accompanied by a copy of an End User Agreement containing the minimum terms and conditions set forth in Exhibit F hereto. The End User Agreement may be a written agreement signed by the customer or a written agreement in the package containing the Licensed Object or Object Derivatives or the end user documentation therefor that the customer accepts by opening the package.

     2. Object Licensee shall cause to be reproduced in all copies of all or any portion of the Licensed software the following copyright notice: Copyright
(C)  1993 Peerless Systems Corporation All Rights Reserved.

     3. Upon expiration or termination of the software license agreement between Adobe and its supplier of the Licensed Object, Object Licensee shall cease all use, manufacture, duplication and distribution of all or any part of the Licensed Software in any form, including without limitation all Licensed Software Derivatives, except that Object Licensee may distribute all units containing Licensed Object Code or Object Derivatives (in whole or in part) then in its inventory, provided further, however, that Object Licensee shall immediately remit to Adobe all amount which will be owed Adobe from sales or licenses of such inventory.

     4. Object Licensee shall comply with any and all export regulations, rules and orders now in effect or as may be issued from time to time by the Office of Export Administration of the United States Department of Commerce or any other Federal Governmental authority which has jurisdiction relating to the export of the Licensed Software from the United States of America or relating to any product(s) in which the Licensed Software is, will be, or may be incorporated. Object Licensee shall use or distribute the Licensed Software only in countries authorized for such use or distribution by the United States of America and shall not ship any product produced directly by use of the Licensed Software to any unauthorized destination.

                                   EXHIBIT F
                                   ---------

                MINIMUM TERMS AND CONDITIONS OF END USER LICENSE


     1. Licensor grants Licensee a nonexclusive sublicense to use the Licensed Object on a single machine. Licensee may assign its rights under this Agreement to a licensee of all of Licensee's right and interest to such Licensed Object provided the Licensee transfers all copies of such Licensed Object and the transferee agrees to be bound by the terms and conditions of this Agreement.

     2. Licensee agrees that it will not copy the Licensed Object except as necessary to use them on the single machine. Licensee agrees that any such copies of the Licensed Object shall contain the same copyright notices which appear in the Licensed Object.

     3. Except as stated above, this Agreement does not grant Licensee any right (whether by license, ownership or otherwise) in or to intellectual property with respect to the Licensed Object.

     4. Licensee will not export or re-export the Licensed Object without the appropriate United States or foreign government licenses.

     5. Title to and ownership of the Licensed Object and documentation and any reproductions thereof shall remain with Licensor and its suppliers.

                                   EXHIBIT G
                                   ---------

                               OTHER DELIVERABLES



           [TO BE COMPLETED BY MUTUAL AGREEMENT AS PART OF THE DESIGN
                                    REVIEW]

                                   EXHIBIT H
                                   ---------

                        MANNER OF PAYMENT; AUDIT RIGHTS


     1. Any and all amounts due to Peerless hereunder shall be sent or delivered by Adobe to Peerless at its address first above written or at such other address as Peerless may designate by written notice to Adobe from time to time.

     2. In the event that Peerless does not receive any amounts from Adobe hereunder on or before the day upon which such amounts are due and payable, such outstanding amounts shall thereupon bear interest until payment at the maximum rate permissible by applicable law, but in no event to exceed fifteen percent (15%) per annum. Amounts received by Peerless hereunder shall first be credited against any unpaid interest accrued pursuant to this Section 2, and accrual of such interest shall be in addition to and without limitation of any and all additional rights or remedies which Peerless may have hereunder or at law or in equity.

     3. Adobe shall keep in its principal place of business complete and accurate books of account relating to delivery and sub-licensing of the Licensed Software. Such books of account shall, without limitation, include all information necessary to determine the amount of payments due Peerless pursuant to Section 8 (Payments) hereof.

     4. Concurrently with the payment by Adobe of quarterly payments to Peerless, Adobe shall deliver to Peerless a true and correct written statement of account.

     5. Peerless shall have the right at its expense, and no more often than once during any twelve (12) month period, to have an independent auditor from a national accounting firm enter Adobe's premises, upon reasonable notice and during Adobe's normal business hours, to examine such records as may be required by the auditor to verify or determine royalties paid or payable under this Agreement. Such auditor shall be instructed to report to Peerless only the aggregate amount of royalties due and payable for each quarter being audited, and will be required to execute a confidentiality agreement specifying that no other information has been disclosed to Peerless and that no information has been disclosed to any third party. If no request for examination of such records for a particular accounting period has been made by Peerless within three (3) years after the end of said period, then the obligation to keep such records and materials for said period shall terminate and the royalty payment made for such accounting period shall be deemed to be correct and incontestable. Peerless shall bear the expense of any such audit unless such audit reveals that royalties paid by Adobe pursuant to Section 8 (Payment) hereof with respect to any quarterly period are more than Ten Percent (10%) less than what should have been paid by Adobe with respect to such period, in which event the costs of such audit shall (in addition to, and without limitation of, any other rights or remedies Peerless may have hereunder or at law or in equity) be borne by Adobe.

                                   EXHIBIT I
                                   ---------

                             SECURE COMPUTER SYSTEM


     1. Secure Computer System refers to a computer system used by Adobe or Adobe Source Licensee to modify, compile and assemble Licensed Source Materials.

     2. Each Secure Computer System shall be housed entirely within a Secure Site. Secure Site is defined to be a building or a group of adjacent buildings. Access to the Secure Site shall be restricted to authorized employees, independent contractors and escorted visitors.

     3. Access to the Secure Computer System will be controlled by password identification.

     4.  Backups of the Licensed Source Materials will be securely archived.

     5. All users of the Secure Computer System will be informed of the system security policy, which will include at least the following points:

          (a) No copies of any portion of the Licensed Source Materials are to be made, or maintained, outside of the Secure Computer System except for authorized backups.

          (b) Workstations are to be locked if left unattended for any period of time while logged on to the Secure Computer System.

          (c) All listings of the Licensed Source Materials are to be kept within a secure area. When not in use, listings are to be secured within a locked cabinet.